UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:	July 30, 2010
(Date of earliest event reported):	July 27, 2010

Commission File No. 1-14588

NORTHEAST BANCORP
(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |X|  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On July 27, 2010, Northeast Bancorp (“Northeast”) held a special meeting of shareholders (the “Special Meeting”).  The following matters were submitted to a vote of Northeast’s shareholders at the Special Meeting: (i) to approve the Agreement and Plan of Merger, dated March 30, 2010 (the “Merger Agreement”) by and between FHB Formation LLC (“FHB”) and Northeast, pursuant to which FHB will merge with and into Northeast (the “Merger”), (ii) to approve the Northeast Bancorp 2010 Stock Option and Incentive Plan (the “2010 Plan”), and (iii) to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger.  The number of shares of common stock of Northeast outstanding and eligible to vote as of the record date for the Special Meeting, June 14, 2010, was 2,322,332.

Each of the matters submitted to a vote of Northeast’s shareholders at the Special Meeting was approved by the requisite vote of Northeast’s shareholders.  The vote to approve the adjournment of the special meeting was not required.  Set forth below is the number of votes cast for and against, as well as the number of abstentions, as to each such matter.  There were no broker non-votes because there were no items presented which permitted brokers to vote without instruction.

Approval of the Merger Agreement:

For	Against	Abstain
1,756,999	305,303	7,843

Approval of the 2010 Plan:

For	Against	Abstain
1,718,441	318,833	32,871

Approval of Adjournment of the Special Meeting:

For	Against	Abstain
1,720,672	324,497	24,976

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 30, 2010	NORTHEAST BANCORP By: /s/ James D. Delamater
James D. Delamater
President and Chief Executive Officer